Exhibit 8.1


                                 BROWN & WOOD
                            One World Trade Center
                              New York, NY  10048
                          Telpehone: (212( 839-5300
                          Fascsimile: (212) 839-5599


                                                                 April 6, 2001


Bear Stearns Depositor Inc.
245 Park Avenue
3rd Floor
New York, New York 10167
Ladies and Gentlemen:

         We have acted as special tax counsel to Bear Stearns Depositor Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement No. 333-[ ] on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). As described in the Registration Statement, the Company may form a trust or several trusts (each, a "Trust") which may issue various series of Trust Certificates (and may issue various classes of Certificate within any given series) pursuant to a Trust Agreement (each, a "Trust Agreement") between the Company and a trustee to be determined. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the prospectuses contained therein (the "Base Prospectus" and, together with the model Prospectus Supplements contained therein and the Registration Statement, the "Prospectus"), the form of Trust Agreement attached as an exhibit thereto, and such corporate records, agreements, documents and other instruments (collectively, the "Documents"), and have made such inquiries of such officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have further assumed (i) that the Documents and Certificates as executed and delivered by the requisite signatures thereto will conform in substance and form in all material respects to the respective forms thereof examined by us, (ii) timely compliance by all parties to the various Documents to the terms thereof (without waiver of any of the terms thereof) and (iii) that the Documents constitute all the agreements, understandings, and arrangements between the parties thereto with respect to the transactions contemplated therein and the Certificates.

         As special tax counsel to the Company, we have advised the Company with respect to certain federal income tax aspects of the proposed issuance of each series of Certificates pursuant to the Trust Agreement. Such advice has formed the basis for the description of selected federal income tax consequences for holders of such Certificates that appear under the heading "Certain Federal Income Tax Consequences" in each Prospectus forming a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates, but with respect to those federal income tax consequences which are discussed, in our opinion, the description is accurate in all material respects.

         This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular series of Certificates as a result of changes in fact or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequence to the date hereof. Because the Prospectuses contemplate series of Certificates with numerous different characteristics, you should be aware that the particular characteristics of each series of Certificates must be considered in determining the applicability of this opinion to a particular series of Certificates.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Certain Federal Income Tax Consequences" in each Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                      Very truly yours,



                                                      /s/ Brown & Wood LLP